EXHIBIT 10(b)

                             GEOSCIENCE CORPORATION

                           1996 EQUITY INCENTIVE PLAN

                               (FIRST AMENDMENT)

     GeoScience Corporation, a Nevada corporation (the "Company"), hereby amends and restates this GeoScience Corporation 1996 Equity Incentive Plan (this "Plan"), effective as of April 28, 1997, subject to stockholder approval.

     1. PURPOSE. The purpose of the Plan is to promote the interests of the Company by encouraging employees of, and consultants to, the Company and its Affiliates and the directors of the Company and Tech-Sym Corporation, who are not also employees of the Company or an Affiliate, to acquire or increase their equity interests in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are believed to be essential for the growth and profitability of the Company.

     2.  DEFINITIONS.  As used in this Plan:

          (a) "AFFILIATE" means, at any time, any corporation, partnership or other entity in which Tech-Sym or the Company, directly or indirectly, has a significant equity interest, as determined by the Committee.

          (b) "APPRECIATION RIGHT" means a right granted pursuant to Paragraph 5.

          (c) "AWARD" means an Appreciation Right, an Option Right, a Director Option, Phantom Shares, a Performance Unit, Bonus Stock, Restricted Stock or a Cash Tax Right.

          (d)  "BOARD" means the Board of Directors of the Company.

          (e) "BONUS STOCK" means unrestricted shares of Common Stock granted pursuant to Paragraph 9.

          (f)  "CASH TAX RIGHT" means a right granted pursuant to Paragraph 10.

          (g)  "CHANGE IN CONTROL" shall occur if:

             (i) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than Tech-Sym, any trustee or other fiduciary holding securities under an employee benefit plan of Tech-Sym, or any company owned, directly or indirectly, by the stockholders of Tech-Sym in substantially the same proportions as their ownership of stock of Tech-Sym) together with its "Affiliates" and "Associates," as such terms are defined in Rule 12b-2 of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Tech-Sym representing 25% or more of the combined voting power of Tech-Sym's then outstanding securities;

             (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the
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        Tech-Sym Board, and any new director (other than a director designated by a person who has entered into an agreement with Tech-Sym to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Tech-Sym Board or nomination for election by Tech-Sym's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of Tech-Sym approve a merger or consolidation of Tech-Sym with any other company other than (1) a merger or consolidation which would result in the voting securities of Tech-Sym outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of Tech-Sym (or such surviving entity) outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Tech-Sym (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of Tech-Sym's then outstanding securities; or

             (iv) the stockholders of Tech-Sym adopt a plan of complete liquidation of Tech-Sym or approve an agreement for the sale, exchange or disposition by Tech-Sym of all or a significant portion of Tech-Sym's assets. For purposes of this clause (iv), the term "the sale, exchange or disposition by Tech-Sym of all or a significant portion of Tech-Sym's assets"shall mean a sale or other disposition transaction or series of related transactions involving assets of Tech-Sym or any subsidiary (including the stock of any subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Tech-Sym Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 25% of the fair market value of Tech-Sym (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of Tech-Sym" shall be the aggregate market value of the outstanding shares of common stock of Tech-Sym (on a fully diluted basis) plus the aggregate market value of Tech-Sym's other outstanding equity securities. The aggregate market value of the shares of common stock of Tech-Sym shall be determined by multiplying the number of shares of Tech-Sym's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of common stock of Tech-Sym for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of Tech-Sym shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of Tech-Sym or by such other method as the Tech-Sym Board shall determine is appropriate.

     On and after the date the Company ceases to be a subsidiary (within the meaning of Code Section 424) of Tech-Sym, the terms "Company" and "Board"shall replace "Tech-Sym" and "Tech-Sym Board", respectively, wherever such terms are used in this definition of Change in Control.

          (h) "CODE" means the Internal Revenue Code of 1986, as in effect from time to time.

          (i)  "COMMITTEE" means the Compensation Committee of the Board.

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          (j)  "COMMON STOCK" means the Common Stock, $0.01 par value, of the
     Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 14.

          (k) "DATE OF GRANT" means (i) with respect to an Award other than a Director Option, the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto) and (ii) with respect to a Director Option, the automatic date of grant as provided in Paragraph 11.

          (l) "DIRECTOR" means a director of the Company who is not also an employee of, or consultant to, the Company or an Affiliate.

          (m) "DIRECTOR OPTION" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 11.

          (n) "DIVIDEND EQUIVALENT" means, with respect to an Option Right or Phantom Share, an amount equal to the amount of any dividends that are declared and become payable after the Date of Grant for such Award and on or before the date such Award is exercised, paid or forfeited, as the case may be.

          (o) "GRANT PRICE" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

          (p) "MANAGEMENT OBJECTIVES" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time (Performance Cycle) determined by the Committee. The Management Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following (i) net earnings;
     (ii) operating income; (iii) earnings before interest and taxes ("EBIT");
     (iv) earnings before interest, taxes, depreciation, and amortization expenses ("EBITDA"); (v) earnings before taxes and unusual or nonrecurring items; (vi) revenue; (vii) return on investment; (viii) return on equity; (ix) return on total capital; (x) return on assets; (xi) total stockholder return; (xii) return on capital employed in the business;
     (xiii) stock price performance; (xiv) earnings per share growth; and (xv) cash flows. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Management Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of

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     the Award. With respect to an Award that is subject to Section 162(m) of the Code, the Committee must first certify that the Management Objectives have been achieved before the Award may be paid.

          (q) "MARKET VALUE PER SHARE" means, at any date, the closing sale price per share of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

          (r) "OPTION PRICE" means the purchase price per share payable on exercise of an Option Right or Director Option.

          (s) "OPTION RIGHT" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

          (t) "PARTICIPANT" means an employee of, or consultant to, the Company or any of its Affiliates who is selected by the Committee to receive an Award under any of Paragraphs 4 through 10 and shall also include a Director or Tech-Sym Director who has received an automatic grant of Director Options pursuant to Paragraph 11.

          (u) "PERFORMANCE UNIT" means a unit equivalent to $100 (or such other value as the Committee determines) awarded pursuant to Paragraph 8.

          (v) "PHANTOM SHARES" means notional shares of Common Stock awarded pursuant to Paragraph 7.

          (w) "RESTRICTED STOCK" means shares of Common Stock granted or sold pursuant to Paragraph 6 as to which neither the ownership restrictions nor the restriction on transfers referred to therein has expired.

          (x) "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

          (y) "SPREAD" means the amount determined by multiplying (i) the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price provided for in the related Option Right or, if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right by (ii) the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (z)" "SUBSIDIARY" means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

          (aa)  "TECH-SYM" means Tech-Sym Corporation, a Delaware corporation.

          (bb) "TECH-SYM DIRECTOR" means a director of Tech-Sym who is not also (1) an employee of, or consultant to, the Company or an Affiliate or
     (2) a Director.

     3. SHARES AVAILABLE UNDER PLAN. Subject to adjustments as provided in Paragraph 14, 1,500,000 is the maximum number of shares of Common Stock which may be issued or transferred and covered by all outstanding Awards under this Plan, of which number no more than 300,000 shares may be issued or transferred as Restricted Stock and/or Phantom Shares, the vesting of which is not subject to the achievement of Management Objectives, and/or as Bonus Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights or the payment of any Phantom Shares, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or

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equal to the Phantom Shares, as applicable, regardless of whether such
Appreciation Rights or Phantom Shares were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights, Appreciation Rights, or Phantom Shares awarded or sold as Restricted Stock that are terminated unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan, unless, with respect to Restricted Stock, the Participant has received benefits of ownership with respect to such shares, such as dividends, but not including voting rights. No person may receive Appreciation Rights, Option Rights, Phantom Shares, Bonus Stock and Restricted Stock awards with respect to more than 250,000 shares during any calendar year; but disregarding any Appreciation Rights granted in tandem with any Option Rights granted that year. Similarly, the maximum value of Performance Units that may be granted to any person during any calendar may not exceed $1 million.

     4. OPTION RIGHTS. The Committee may from time to time authorize grants to any Participant (other than a Director or Tech-Sym Director) of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains and whether Dividend Equivalents are awarded with respect to the option, and; if awarded, the payment or crediting of such Dividend Equivalents.

          (b) Each grant will specify its Option Price, which may not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full Option Price for the shares with respect to which the option is being exercised and by paying any remaining amount of the Option Price as provided in (i) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Price and any required tax withholding amounts; provided that in the event the optionee chooses to pay the Option Price as provided in (ii)(b) above, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (iii) by a combination of such payment methods. Payment instruments will be received subject to collection.

          (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and the Affiliates and/or the Management Objectives (if any) to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

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          (f)  Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Option Rights granted under this Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code, provided, however, such options may only be granted to employees of the Company, its parent corporation and subsidiaries of the Company, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (h) Option Rights granted to a Participant who is an officer of the Company, Tech-Sym or a Subsidiary may, in the discretion of the Committee, provide for an automatic "reload" grant upon the exercise of the Option Right, with such terms and conditions on any such reload grant as the Committee may choose, provided, however, the Option Price may not be less than 100% of the Market Value per Share on the Date of Grant of the reload option and its term may not exceed the remaining term for the exercised option.

          (i) Each grant may, in the discretion of the Committee, provide that the Common Stock acquired upon exercise of the Option Right shall remain subject to a "substantial risk of forfeiture", within the meaning of
     Section 83 of the Code and the regulations thereunder, with such restrictions as the Committee may determine.

          (j) Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from the Date of Grant.

          (k) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

     5. APPRECIATION RIGHTS. The Committee may also from time to time authorize grants to any Participant (other than a Director or Tech-Sym Director) of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right will be a right of the Participant granted such Award to receive from the Company, upon exercise, an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

          (a) Each grant will state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Option Rights will specify the Option Price and each grant not made in tandem with Option Rights will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

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          (c)  Any grant may specify that the amount payable on exercise of an
     Appreciation Right may be paid by the Company in (i) cash or Company check,
     (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and its Affiliates and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement, including an involuntary termination other than for cause.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

     6. RESTRICTED STOCK. The Committee may also from time to time authorize grants or sales to any Participant (other than a Director or Tech-Sym Director) of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

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          (c)  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of
     Section 83 of the Code and the regulations thereunder, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

          (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

          (g) Unless otherwise approved by the Committee, certificates representing shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer have expired or the shares have been forfeited.

     7. PHANTOM SHARES. The Committee may also from time to time authorize grants to any Participant (other than a Director or Tech-Sym Director) of Phantom Shares upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Phantom Shares to which it pertains and the payment or crediting of any Dividend Equivalents with respect to such Phantom Shares.

          (b) Each grant will specify the Management Objectives, if any, that are to be achieved in order for the Phantom Shares to be earned. Each grant that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the Phantom Shares will be forfeited and may set forth a formula or other method for determining the number of Phantom Shares to be earned if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each grant will specify the time and manner of payment of Phantom Shares which have been earned, which payment may be made in (i) cash, (ii) shares of Common Stock or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Each grant of Phantom Shares will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement or otherwise, including an involuntary termination other than for cause.

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     8.  PERFORMANCE UNITS.  The Committee may also from time to time authorize grants to any Participant (other than a Director or Tech-Sym Director) of Performance Units upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) Each grant will specify the Management Objectives that are to be achieved in order for the Performance Units to be earned. Each grant will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

     9. BONUS STOCK. The Committee may also from time to time authorize grants to any Participant (other than a Director or Tech-Sym Director) of Bonus Stock, which shall constitute a transfer of shares of Common Stock, without other payment therefor, as additional compensation for the Participant's services to the Company or its Affiliates.

     10. CASH TAX RIGHTS. (a) The Committee may also from time to time authorize grants to any Participant (other than a Director or Tech-Sym Director) of Cash Tax Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Cash Tax Rights may be granted in tandem with any Award that is payable in shares of Common Stock. A Cash Tax Right will be the right of the Participant granted such Award to receive from the Company, upon receipt of shares of Common Stock pursuant to the tandem Award, an amount of cash, which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Market Value per Share (not exceeding 100%) of each share of Common Stock received upon payment of the tandem Award.

     (b) Each grant of a Cash Tax Right will (i) state the Award it is made in tandem with and will specify the percentage of the Market Value per Share that shall be payable in cash and (ii) be evidenced by an agreement extended on behalf of the Company by any officer and delivered to and accepted, by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

     11. DIRECTOR OPTIONS. (a) Each Director and Tech-Sym Director who serves in such capacity on the 30th trading day following the date of the closing of the initial public offering of the Common Stock (the "IPO") shall automatically receive, on such date, a Director Option for 10,000 and 5,000 shares of Common Stock, respectively. Each Director who is elected or appointed to the Board for the first time after

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
such 30th trading day shall automatically receive, on the date of his or her election or appointment, a Director Option for 10,000 shares of Common Stock. In addition, each person who is a Director or Tech-Sym Director on December 11, 1996 shall receive on such date a Director Option for 10,000 and 5,000 shares of Common Stock, respectively ("Special Director Options").

     (b) On the day following the regular Annual Meeting of the Stockholders of the Company in each year that this Plan is in effect (commencing with the 1997 Annual Meeting of Stockholders), each Director who is in office on that day and who was not elected for the first time at such annual meeting shall automatically receive a Director Option for 2,000 shares of Common Stock.

     (c) Each Director Option will be subject to all of the limitations contained in the following provisions:

          (i) Each Director Option shall become exercisable (vested) on the earlier of the first day that is more than six months following its Date of Grant or the date of a Change in Control; provided that in no event shall any Director Option be exercisable prior to the approval of this Plan by the Company's stockholders.

          (ii) The Option Price of each Director Option shall be the Market Value per Share on its Date of Grant; except, however, with respect to (A) Director Options granted on the 30th trading day following the date of the closing of the IPO, the Option Price shall be the arithmetic average, without regard to number of shares, of the closing price of the Common Stock on the NASDAQ National Market for the 30 trading days after the date of the closing of the IPO, as reported in THE WALL STREET JOURNAL, and (B) Special Director Options, the Option Price shall be $12.

          (iii) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the Option Price for such shares, which payment may be (1) in cash by check acceptable to the Company, (2) by tendering to the Company shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option exercise price as provided (1) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise), (3) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any required tax withholding amounts; provided that in the event the optionee chooses to pay the exercise price in this manner, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (4) by a combination of such methods of payment. Payment instruments will be received subject to collection.

          (iv) Each Director Option shall expire 10 years from the Date of Grant thereof, but shall be subject to earlier termination as follows:
     Director Options, to the extent exercisable as of the date the Director or Tech-Sym Director ceases to serve as a director of the Company and, if applicable, Tech-Sym, must be exercised within one year of such date unless such termination results from the Director's or Tech-Sym Director's death, disability or retirement, in which case the Director Options

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
     shall be fully vested and may be exercised by the optionee or the optionee's legal representative or the person to whom the Director's or Tech-Sym's Director's rights shall pass by will or the laws of descent and distribution, as the case may be, within three years from the date of termination; provided however, that no such event shall extend the normal expiration date of such Director Options.

          (v) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient to make all automatic grants provided for in this Paragraph 11 on the applicable date, then all Directors and Tech-Sym Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under this Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available shares and all future grants under this Paragraph 11 shall terminate.

          (vi) Grants made pursuant to this Paragraph 11 shall be subject to all of the terms and conditions of this Plan; however, if there is a conflict between the terms and conditions of this Paragraph 11 and the terms and conditions of any other Paragraph, then the terms and conditions of this Paragraph 11 shall control. The Committee may not exercise any discretion with respect to this Paragraph 11 which would be inconsistent with the intent that this Plan meet the requirements of Rule 16b-3.

     (d) Notwithstanding the foregoing, no further Director Options shall be granted to a Tech-Sym Director after the date the Company ceases to be a subsidiary (within the meaning of Section 424 of the Code) of Tech-Sym and such date shall be treated, for purposes of paragraph (c)(iv) above, as the date a Tech-Sym Director ceases to serve as a director of Tech-Sym.

     12. LSARS. Notwithstanding anything in Paragraphs 4, 5 or 11 above to the contrary, if during the 60-day period following the date of a Change in Control or, with respect to an option, Appreciation Right or Director Option granted to a Participant who is subject to Section 16(b) of the Exchange Act, the 60-day period following the earlier of the date that Section 16(b) of the Securities Exchange Act of 1934 ceases to apply to such person or six months following the date of grant of such option, Appreciation Right or Director Option (but not to exceed the remaining term of such option, Appreciation Right or Director Option), a Participant (or beneficiary thereof) elects to exercise an option, Appreciation Right or Director Option, as applicable, the holder shall receive in cash whichever of the following amounts is applicable:

          (i) with respect to an acquisition of Common Stock described in clause
     (i) of the definition of Change in Control, an amount equal to the Acquisition Spread (as defined below);

          (ii) with respect to a change in composition of the Board described in clause (ii) of the definition of Change in Control, an amount equal to the Spread (as defined below); or

          (iii) with respect to stockholder approval of an agreement or adoption of a plan described in clause (iii) or (iv) of the definition of Change in Control, an amount equal to the Merger Spread (as defined below).

          As used in this Paragraph 12, the following terms shall have the meaning indicated:

          (1) The term "Acquisition Price Per Share" shall mean the greater of (i) the highest price paid by a person (or an Affiliate or Associate thereof) for any share of Common Stock acquired prior to, but in connection with, a Change in Control described in clause (i) of the definition of a Change in Control or (ii) the highest Market Value per Share for any day during the 60-day period ending on the date the option, Appreciation Right or Director Option is exercised.

          (2) The term "Acquisition Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the price per share of

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
     Common Stock at which the option, Appreciation Right or Director Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such option, Appreciation Right or Director Option is being exercised.

          (3) The term "Merger Price Per Share" shall mean the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement or adoption, if such fixed or formula price is determinable on the date on which such option, Appreciation Right or Director Option is exercised, and (ii) the highest Market Value per Share for any day during the 60-day period ending on the date on which such option, Appreciation Right or Director Option is exercised.

          (4) The term "Merger Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Merger Price Per Share over (B) the price per share of Common Stock at which the option, Appreciation Right or Director Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such option, Appreciation Right or Director Option is being exercised.

          (5) The term "Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the highest Market Value per Share for any day during the 60-day period ending on the date the option, Appreciation Right or Director Option is exercised over (B) the price per share of Common Stock at which the option, Appreciation Right or Director Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such option, Appreciation Right or Director Option is being exercised.

     The Company intends that this Paragraph 12 shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor ("the Rule") under the Exchange Act during the term of the Plan. Should any provision of this Paragraph 12 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Paragraph 12 to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

     13. TRANSFERABILITY. No Award will be transferable by a Participant other than by will or the laws of descent and distribution. Director Options, Option Rights or Appreciation Rights will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     14. ADJUSTMENTS. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Director Options, Option Rights, Appreciation Rights and Phantom Shares granted hereunder, in the Option Price or Grant Price applicable to any such Director Options, Option Rights and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Board, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

     15. FRACTIONAL SHARES. The Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions for the settlement of fractions in cash.

     16. WITHHOLDING OF TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person

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
under this Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of the balance of the such taxes required or requested to be withheld, which arrangements in the discretion the Committee may include relinquishment of a portion of such Award or payment. With respect to any Participant who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock (other than an Option Right), the Company shall automatically withhold from such Award, to the extent such withholding is not satisfied by a tandem Cash Tax Right, if any, a number of shares of Common Stock having an aggregate Market Value per Share equal to the amount of taxes required to be withheld by the Company.

     17. PARACHUTE TAX GROSS-UP. To the extent that the acceleration of vesting or any payment, distribution or issuance made to a Participant under the Plan (a "Benefit") is subject to a golden parachute excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such Participant an amount of cash (the "Gross-up Amount") such that the "net" Benefit received by the Participant under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any federal or state income taxes on the Gross-up Amount, shall be equal to the Benefit that such Participant would have received if such Parachute Tax had not been applicable.

     18. ADMINISTRATION OF THE PLAN. (a) This Plan will be administered by the Committee, which at all times will consist entirely of not less than three directors appointed by the Board, each of whom will be a "disinterested person" within the meaning Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.

     19. AMENDMENTS, ETC. (a) This Plan may be amended from time to time by the Board but may not be amended by the Board without further approval by the stockholders of the Company if such amendment would result in this Plan no longer satisfying the requirements of Rule 16b-3; provided, however, that the provisions of Paragraphs 11 and 12 (as they relate to Director Options) may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     (b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or any Affiliate would otherwise have to terminate such Participant's employment or other service at any time.

     20. TERM. This Plan shall be effective as of April 30, 1996, subject to approval by the Company's stockholders; provided, however, no Award shall be exercisable or payable prior to the date of such stockholders' approval. In the event that this Plan is not approved by the stockholders of the Company within twelve months after the date of its adoption by the Board, this Plan and all Awards made under this Plan shall be automatically null and void. Unless sooner terminated, this Plan shall terminate on December 31, 2005, and no further Awards shall be made, but all outstanding Awards on such date shall remain effective in accordance with their terms and the terms of this Plan.

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